EHXIBIT 23.4




               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports and to all references to our firm included in or made a part of this Registration Statement on Form S-3 for Time Warner Inc. related to the Time Warner 1989 Lorimar Non-Employee Replacement Stock Option Plan.


                                                ARTHUR ANDERSEN LLP



Stamford, Connecticut
November 3, 1997